Exhibit 99.1

ZimVie Announces Upcoming Changes to
Company's Board of Directors

PALM BEACH GARDENS, Fla., March 13, 2025 (GLOBE NEWSWIRE) -- ZimVie Inc. (Nasdaq: ZIMV), a global life sciences leader in the dental implant market, today announced upcoming changes to the Company's Board of Directors, including:

•
Non-Executive Chair David King will not stand for reelection as a director upon the expiration of his current term at the Company's annual meeting of shareholders on May 7, 2025;
•
President and CEO Vafa Jamali will be appointed Chairman of the Board effective as of May 7, 2025; and
•
Director Vinit Asar will be appointed Lead Independent Director effective upon the commencement of Mr. Jamali’s service as Chairman.

Retirement of Mr. King

“On behalf of ZimVie and our Board of Directors, I want to extend our deepest gratitude to David for his leadership and service as Chair during a pivotal time for the Company,” said Mr. Jamali. “His experience in the healthcare and life science sectors has been instrumental in shaping ZimVie’s strategic direction and positioning our Company for success.”

Appointment of Mr. Jamali as Chairman of the Board

“Through his leadership as President and CEO since the spinoff three years ago, Vafa has created significant shareholder value while transforming ZimVie into a pure play dental company, substantially reduced debt to improve the company’s financial health and flexibility, and streamlined its operations,” said Mr. King. “The Board of Directors is confident Vafa will drive even stronger value for ZimVie’s stakeholders in his expanded role as Chairman.”

Appointment of Mr. Asar as Lead Independent Director

Mr. Asar has been a member of ZimVie’s Board of Directors since 2022. He currently serves as Chair of the Quality, Regulatory, and Technology Committee and as a member of each of the Audit, Corporate Governance, and Compensation Committees. Mr. Asar currently serves as the Executive Chairman of the Board of Hanger, Inc. Mr. Jamali stated, "We are honored to have Vinit serve as our Lead Independent Director.

He provides valuable strategic perspective as a Board member, and I look forward to working with him in his new role.”

About ZimVie
ZimVie is a global life sciences leader in the dental market that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to support dental tooth replacement and restoration procedures. From its headquarters in Palm Beach Gardens, Florida, and additional facilities around the globe, ZimVie works to improve smiles, function, and confidence in daily life by offering comprehensive tooth replacement solutions, including trusted dental implants, biomaterials, and digital workflow solutions. As a worldwide leader in this space, ZimVie is committed to advancing clinical science and technology foundational to restoring daily life. For more information about ZimVie, please visit us at www.ZimVie.com. Follow @ZimVie on Twitter, Facebook, LinkedIn, or Instagram.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning ZimVie’s expectations, plans, prospects, stakeholder value, and product and service offerings, including new product launches and potential clinical successes. Such statements are based upon the current beliefs, expectations, and assumptions of management and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. For a list and description of some of such risks and uncertainties, see ZimVie’s periodic reports filed with the U.S. Securities and Exchange Commission (SEC). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in ZimVie’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and ZimVie disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers of this press release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this press release.

Media Contact Information:

ZimVie
Grace Flowers • Grace.Flowers@ZimVie.com
(561) 319-6130

Investor Contact Information:

Gilmartin Group LLC
Marissa Bych • Marissa@gilmartinir.com